UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2008
Date of Report (Date of earliest event reported)

NOVA MINING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52668	None
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

322 Brightwater Crescent
Saskatoon, SK		S7J 5H9
(Address of principal executive offices)		(Zip Code)

(306) 373-9092
Registrant's telephone number, including area code

1189 Howe Street, Suite 1504
Vancouver, British Columbia, Canada V6Z 2X4
Tel: (604) 542-9458
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective September 12, 2008, Robert L. Thast resigned as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer of Nova Mining Corporation (the “Company”), and from the Company’s Board of Directors. There were no disagreements between Mr. Thast and the Company regarding any matter relating to the Company’s operations, policies or practices. A copy of this Report was provided to Mr. Thast. A copy of the letter received by the Company from Mr. Thast stating that he agrees with the disclosure contained in this Report as it pertains to his resignation is attached as an exhibit hereto.

Mr. Terry N. Williams, 59, was appointed to the Company’s Board of Directors and as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer in place of Mr. Thast. For the past 20 years, Mr. Williams has owned and operated a variety of businesses. From 1984 to 1986, Mr. Williams managed 2 nursing homes, and was responsible for overseeing an operation employing 12 nurses. From 1986 to 1992, Mr. Williams owned and managed a retail appliances business, overseeing an operation involving 5 employees. Since 1984, Mr. Williams has also acted as a rental manager, and currently manages 3 properties located in Saskatoon, Saskatchewan and 4 properties in Quebec. Since 1992, Mr. Williams has also owned and operated a diesel repair business in Saskatoon, overseeing an operation involving 4 employees.

There is currently no compensatory arrangement with Mr. Williams for acting as an officer or director of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
17.1	Letter from Resigning Director, Robert L. Thast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA MINING CORPORATION
Date: September 18, 2008

	By:	/s/ Terry N. Williams

TERRY N. WILLIAMS
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer